As filed with the Securities and Exchange Commission on June 12,
1998
                                  Registration No. 333-__________

                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                       ____________________
                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                        __________________

                    DUCKWALL-ALCO STORES, INC.
      (Exact name of registrant as specified in its charter)

     KANSAS                                       43-0201080
(State or other jurisdiction                 (I.R.S. Employer
     of incorporation or                     Identification No.)
        organization)

       401 COTTAGE STREET, ABILENE, KANSAS       67410-0219
(Address of Principal Executive Offices)          (Zip Code)

                    _________________________

                    DUCKWALL-ALCO STORES, INC.
                   INCENTIVE STOCK OPTION PLAN
                     (Full title of the plan)

CHARLES E. BOGAN, ESQ., 401 COTTAGE STREET, ABILENE, KANSAS
67410-0219
             (Name and address of agent for service)

                          (785) 263-3350
  (Telephone number, including area code, of agent for service)

           PLEASE SEND COPIES OF ALL CORRESPONDENCE TO:

                      RICHARD N. NIXON, ESQ.
                   STINSON, MAG & FIZZELL, P.C.
                           1201 WALNUT
                   KANSAS CITY, MISSOURI 64106
                          (816) 842-8600
                  ______________________________

                 CALCULATION OF REGISTRATION FEE

Title of       Amount         Proposed  Proposed  Amount of
securities     to be          maximum   maximum   registration
to be          registered     offering  aggregate fee
registered                    price per offering
                              share/1/  price/1/

Common Stock,
$.0001 par
value          250,000/2/     $17.125    $4,281,250   $1,298

/1/ Pursuant to Rule 457(h) of the Securities Act of 1933, and solely for the purpose of calculating the amount of the registration fee, the proposed maximum offering price per share and proposed maximum aggregate offering price is based on the average of the bid and asked prices of the Common Stock on June 9, 1998 in the over-the-counter market as quoted on the National Association of Securities Dealers Automated Quotation National Market System.

/2/ The provisions of Rule 416 shall apply to this registration statement and the number of shares registered on this registration statement automatically shall increase or decrease as a result of stock splits, stock dividends or similar transactions.

Pursuant to General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8, File No.
33-91664, are hereby incorporated herein by reference.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference: (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended February 1, 1998; and (ii) the description of the Common Stock of the Registrant which is contained in the Registrant's Registration Statement on Form 10 (File No. 0-20269), including any amendments or reports filed for the purpose of updating such description.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents, except in no event shall any information included in any such document in response to Item 402(i), (k) or (l) of Regulation S-K be deemed to constitute part of this Registration Statement.

          Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The validity of the shares of the Common Stock of the Registrant registered pursuant to this Registration Statement will be passed upon by Stinson, Mag & Fizzell, P.C., 1201 Walnut Street, Kansas City, Missouri 64106. As of June 5, 1998, attorneys of such law firm owned in the aggregate 2,000 shares of Common Stock of the Registrant.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 17-6305 of the Kansas general corporation code provides for indemnification by a corporation of its officers and directors and certain other persons as follows:

          (a) A corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

          (b) A corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.

          (d) Any indemnification under subsections (a) and (b), unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses incurred by a director or officer in defending any civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the officer or director is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in a person's official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 17-6002(b)(8) of the Kansas general corporation code provides that a corporation's certificate of incorporation may contain:

          (8)  A provision eliminating or limiting the
     personal liability of a director to the corporation or its stockholders, policyholders or members for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (A) for any breach of the director's duty of loyalty to the corporation or its stockholders, policyholders or members, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
     (C) under the provisions of K.S.A. 17-6424 [relating to unlawful dividend payments or stock redemptions or repurchases] and amendments thereto or (D) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this subsection to a director shall also be deemed to refer to a member of the governing body of a corporation which is not authorized to issue capital stock.

     Article NINTH of the Company's Amended and Restated Articles of Incorporation provides:

          The corporation may agree to the terms and conditions upon which any director, officer, employee or agent accepts his office or position and in its bylaws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the corporation, or any person who serves at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the laws of the State of Kansas; provided, however, that the only limitation upon the power granted to the corporation by this paragraph shall be a prohibition against indemnification of any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

          Without limiting the generality of the foregoing provisions of this paragraph EIGHTH [sic], to the fullest extent permitted or authorized by the laws of the State of Kansas, including, without limitation, the provisions of subsection (b)(8) of K.S.A. 17-6002 as now in effect and as it may from time to time hereafter be amended, no director of the corporation shall be personally liable to the corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director.

     Bylaw 24 of the Company's Bylaws provides:

          Each person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation (including the heirs, executors, administrators and estate of such person) shall be indemnified by the corporation as of right to the full extent permitted or authorized by the laws of the State of Kansas, as now in effect and as hereafter amended, against any expenses, judgments, fines and amounts paid in settlement (including attorneys' fees) actually and reasonably incurred by such person in his capacity as or arising out of his status as a director or officer of the corporation or, if serving at the request of the corporation, as a director or officer of another corporation. The indemnification provided by this bylaw provision shall not be exclusive of any other rights to which those indemnified may be entitled under the articles of incorporation, under any other bylaw or under any agreement, vote of stockholders or disinterested directors or otherwise, and shall not limit in any way any right which the corporation may have to make different or further indemnifications with respect to the same or different persons or classes of persons.

          No person shall be liable to the corporation for any loss, damage, liability or expense suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the corporation or of any other corporation which he serves as a director or officer at the request of the corporation, if such person (i) exercised the same degree of care and skill as a prudent man would have exercised under the circumstances in the conduct of his own affairs, or
     (ii) took or omitted to take such action in reliance upon advice of counsel for the corporation, or for such other corporation, or upon statements made or information furnished by directors, officers, employees or agents of the corporation, or of such other corporation, which he had no reasonable grounds to disbelieve.

     For information regarding the Registrant's undertaking to submit to adjudication the issue of indemnification for violation of securities laws, see "Undertakings," Item 9 hereof.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated by reference herein.

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by section
          10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
          Statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Abilene, State of Kansas, on May 21, 1998.

                              DUCKWALL-ALCO STORES, INC.


                              By: /s/ Glen L. Shank
                              Glen L. Shank
                              President and Chairman of the Board


                          POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Glen L. Shank, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, lawfully may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature and Title                               Date


/s/ Glen L. Shank                                 May 21, 1998
Glen L. Shank
President, Chairman of the Board
and Director
(Principal Executive Officer)


/s/ Richard A. Mansfield                          May 21, 1998
Richard A. Mansfield
Vice President-Finance and Treasurer
(Principal Financial and Accounting Officer)

/s/ Dennis A. Mullin                                   May 21, 1998
Dennis A. Mullin
Director


/s/ Robert L. Barcum                                   May 21, 1998
Robert L. Barcum
Director


/s/ William J. Morgan                                  May 21, 1998
William J. Morgan
Director


/s/ Robert C. Amenta                                   May 21, 1998
Robert C. Amenta
Director


/s/ Lolan C. Mackey                                    May 21, 1998
Lolan C. Mackey
Director

                          INDEX TO EXHIBITS

                                                          Sequentially
Exhibit No.             Description                       Numbered Page


4(a)      Specimen Common Stock Certificates (filed as
          Exhibit 4.1 to Registrant's Registration
          Statement on Form S-1 (File No. 33-78664) and
          incorporated herein by reference).                       *

4(b)      Reference is made to the Amended and Restated
          Articles of Incorporation and Bylaws (filed as
          Exhibit 3(a) and 3(c), respectively, to
          Registrant's Registration Statement on Form 10
          and hereby incorporated herein by reference).            *

4(c)      Reference is made to the Certificate of
          Amendment to the Articles of Incorporation
          (filed as Exhibit 3(b) to Registrant's Annual
          Report on Form 10-K for the fiscal year ended
          January 29, 1995, and incorporated herein by
          reference).                                              *

4(d)      Form of 10% Subordinated Notes (filed as
          Exhibit 4(c) to Registrant's Registration
          Statement on Form 10 and hereby incorporated
          herein by reference).                                    *

4(e)      Duckwall-ALCO Stores, Inc. Incentive Stock
          Option Plan.                                            __

4(f)      Form of Duckwall-ALCO Stores, Inc. Incentive
          Stock Option Agreement (filed as Exhibit 4.8.1
          to the Registrant's Registration Statement on
          Form S-8 (File No. 33-91664) and hereby
          incorporated herein by reference).                       *

5(a)      Opinion of Stinson, Mag & Fizzell, P.C.,
          counsel for the Registrant, with respect to the
          legality of the Registrant's Common Stock being
          registered hereby.                                      __

23(a)     Consent of independent auditors.                        __

24(b)     Consent of Stinson, Mag & Fizzell, P.C. the
          Registrant's counsel (contained in the Opinion of Counsel filed herewith as Exhibit 5).

24 Power of Attorney (included on signature page hereto).

________________________
*    Incorporated herein by reference.